Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (No. 333-262179) on Form S-1 of our report dated September 15, 2022, with respect to the consolidated financial statements of Bowlero Corp., included in the Prospectus Supplement, which is part of this Registration Statement.

/s/ KPMG LLP

Richmond, Virginia

September 26, 2022